UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2005
STEWART ENTERPRISES, INC.
( Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On September 12, 2005, Stewart Enterprises, Inc. (the “Company”) issued a press release reporting, among other things, results for the third fiscal quarter of 2005. A copy of this press release is attached an exhibit hereto and is incorporated into this Item 2.02 by reference.
Item 2.06 Material Impairments.
     The disclosure contained in the Company’s press release attached as an exhibit hereto under the heading “Financial Statement Restatements and SEC Reports” is incorporated into this Item 2.06 by reference.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     The disclosure contained in the Company’s press release attached as an exhibit hereto under the heading “Financial Statement Restatements and SEC Reports” is incorporated into this Item 4.02(a) by reference. The Company’s board of directors has concluded that certain of its previously issued financial statements should no longer be relied upon. The Company has discussed the matters disclosed therein with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
Item 8.01 Other Events.
     The disclosure contained in the Company’s press release attached as an exhibit to hereto is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated September 12, 2005
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
September 12, 2005	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 12, 2005